UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Recoupment Policy.
     On May 14, 2008, the Board approved the adoption of a Recoupment Policy Relating to Unearned Incentive Compensation of Executive Officers (the “Recoupment Policy”). Generally, the Recoupment Policy provides that if the Board determines that a senior executive has committed fraud and such fraud caused the Corporation to be required to restate its financial statements, the Board may take, in its discretion, such action as it deems appropriate with respect to the fraud.
     The Board will, to the extent permitted by applicable law, require the relevant senior executives to agree to the policy and will, in all appropriate cases as determined by the Board, require reimbursement of any incentive compensation paid to such persons and any gains realized upon the exercise of any equity-based awards previously made to such persons that vested, after the date of adoption of the policy, if and to the extent that: (a) the amount paid to or realized was calculated based upon the achievement of certain financial results that were subsequently reduced due to the restatement, (b) in the Board’s view, such person actually committed a fraud that obligated the Corporation to restate its financial statements, and (c) the amount of the incentive compensation that would have been paid to, or the amount of the gains realized by, such Person, had the financial results not been restated, would have been lower than the amount actually paid or realized. The Board will not seek to recover compensation paid or amounts realized more than three years prior to the date that the applicable restatement is first publicly disclosed.
     The description of the Recoupment Policy contained herein is qualified in its entirety by the complete text of the policy, which is attached hereto as Exhibit 99.1 and incorporated by reference into this item.
Plan Amendments
     At the annual meeting held on May 13, 2008, the Corporation’s stockholders approved the First Amendment to the Corporation’s Amended and Restated 1998 Long Term Incentive Plan (the “LTIP Amendment”) and the First Amendment to the Corporation’s Management Stock Purchase Plan (the “MSPP Amendment”). The LTIP Amendment and the MSPP Amendment were previously approved by the Corporation’s Board of Directors and recommended to stockholders for approval.
     The LTIP Amendment provides for an increase in the total number of shares of the Corporation’s common stock available for issuance under the Long Term Incentive Plan from 13,625,000 to 15,725,000 shares, including an increase in the number of shares of common stock available for issuance pursuant to restricted stock awards, performance awards, phantom stock awards and dividend equivalent awards from 2,125,000 to 2,825,000 shares.
     The MSPP Amendment provides for an increase in the total number of shares of the Corporation’s common stock available for issuance under the Management Stock Purchase Plan by 75,000 shares, to a total of 325,000 shares.

     The descriptions of the LTIP Amendment and the MSPP Amendment are qualified in their entirety by reference to the copy of the LTIP Amendment attached as Appendix A and the copy of the MSPP Amendment attached as Appendix B to the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Modification to Advance Notice Provision.
     Effective May 14, 2008, the Board of Directors of LifePoint Hospitals, Inc. (the “Corporation”), adopted Amendment No.1 to the Second Amended and Restated By-laws of LifePoint Hospitals, Inc. (the “Amendment”) to revise certain aspects of Section 11 (Nominations and Stockholder Business) of the By-laws.
     Generally, Section 11 provides that for any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice to the Corporation of business which is a proper matter for stockholder action under the Delaware General Corporation Law and provide specified information. Except in certain limited circumstances, to be timely, a stockholder’s notice must be delivered to the Corporation not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders or, in the case of a special meeting of stockholders, not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement of the meeting is first made. Generally, the Amendment amends and restates Section 11 to require additional information be notified in advance to the Corporation in respect of a nomination of a person for election to the Board of Directors or the proposal of other business to be transacted at a meeting of stockholders. In addition to information regarding the stockholder and the beneficial owner on whose behalf a nominee or proposal is presented, the Amendment requires information regarding certain persons associated with any of them and also requires information regarding the stock ownership and derivative and other economic positions held by any of such persons in respect of the stock of the Corporation.
     As to any nominee whom a stockholder proposes for election and certain associated persons (including any person acting in concert with such proposed nominee, any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such proposed nominee and any person directly or indirectly controlling, controlled by or under common control with such proposed nominee), in addition to information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the nominee’s written consent to serve as a director and related matters, the Amendment also requires information as to: (i) whether the nominee is proposed to be an independent director, (ii) record and beneficial ownership of the Corporation’s common stock, (iii) securities and derivatives transactions in respect of the Corporation during the previous twelve months and the effect of such derivatives transactions on any voting or economic rights relating to the securities of the Corporation, (iv) the investment intent with respect to such securities and derivative positions, (v) the name of any other stockholder of the Corporation known to support the nominee, (vi) arrangements and understandings with any other person in connection with the nomination, and (vii) material monetary agreements for the past three years and other material relationships between the stockholder, the nominee and associated persons.
     As to any other business that a stockholder proposes to bring before the meeting, in addition to describing such business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder, the Amendment requires that the stockholder provide the text of any proposal to be made at the meeting and whether the stockholder has communicated with any other stockholder regarding such other business.
     As to the stockholder giving notice to the Corporation of such nomination or other business and certain associated persons (including any person acting in concert with such stockholder, any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and any person directly or indirectly controlling, controlled by or under common control with such stockholder), in addition to information regarding identity and stockholdings, the Amendment requires information as to: (i) record and beneficial ownership of the Corporation’s capital stock, (ii) securities and derivatives transactions in respect of the Corporation during the previous twelve months and the effect of such derivatives transactions on any voting or economic rights relating to the securities of the Corporation, (iii) the investment intent with respect to such securities and derivative positions, (iv) the name of any other stockholder of the Corporation known to support the nominee or proposal of other business, and (v) arrangements and understandings with any other person in connection with the nomination or proposal of other business.
     The description of the Amendment contained herein is qualified in its entirety by the complete text of the amendment, which is attached to this Form 8-K as Exhibit 3.1 and incorporated by reference into this item.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President and Chief Legal Officer

Date: May 20, 2008

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description

3.1	Amendment No.1 to the Second Amended and Restated By-laws of LifePoint Hospitals, Inc.

99.1	Recoupment Policy Relating to Unearned Incentive Compensation of Executive Officers